                                   EXHIBIT 21

                   Subsidiaries of Pomeroy IT Solutions, Inc.


Subsidiary                                                    State of Incorporation
----------                                                    ----------------------

PCR Holdings, Inc. (f/k/a Technology Integration Financial
  Services, Inc.)                                             Kentucky

Pomeroy Select Integration Solutions, Inc.                    Delaware

Pomeroy Computer Resources Holding Company, Inc.              Delaware

Pomeroy IT Solutions Sales Company, Inc.                      Delaware

Pomeroy Select Advisory Services, LLC                         Delaware

PCR Properties, LLC (f/k/a T.I.F.S. Advisory Services, Inc.)  Delaware

Val Tech Computer Systems, Inc.                               Alabama

TheLinc, LLC                                                  Delaware

Pomeroy Computer Resources Operations, LLP                    Kentucky

Micrologic Business Systems of K.C., LLC                      Delaware

Alternative Resources Corporation                             Delaware

ARC Services, Inc.                                            Delaware

ARC Midholding, Inc.                                          Delaware

ARC Technology Management, LLC                                Delaware

ARC Staffing Management, LLC                                  Delaware

ARC Shared Services, LLC                                      Delaware

ARC Solutions, Inc.                                           Delaware